Exhibit 99.1

FOR IMMEDIATE RELEASE	April 21, 2005

Contacts:
Donald Clarke	David Peikin
EVP and Chief Financial Officer	Director of Corporate Communications
301-296-2711	301-296-2262
dclarke@visualnetworks.com	dpeikin@visualnetworks.com

Visual Networks Reports First Quarter Results

Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK) today reported financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter was $9.6 million, a decrease of 19 percent compared with $11.8 million reported in the prior year’s first quarter and down 32 percent sequentially from $14.2 million reported in the fourth quarter. The company reported a net loss of $2.7 million, or $0.08 per share, compared with a net loss of $490,000 or $0.01 per share in the previous year’s first quarter. The company reported net income of $673,000, or $0.02 per share in the fourth quarter of 2004.

The company exited the quarter with $10.8 million in cash and investments. Accounts receivable of $6.4 million at March 31, 2005 represented 60 days sales outstanding.

“As we indicated in our preliminary earnings release, our first quarter results were significantly impacted by merger activities at five of our major service provider channels — AT&T, MCI, SBC, Sprint and Verizon,” said Larry Barker, President and CEO of Visual Networks. “Since our announcement, we have worked hard to understand the new approval processes surrounding capital expenditures at these organizations. Additionally, we have adapted our business model, expenses, and expectations in alignment with those processes. We believe the changes we have instituted will get us back on the road of consistent profitable growth that we had achieved the previous five quarters.”

First Quarter Highlights:

•	Added 40 new enterprise customers;

•	Announced the forthcoming release of our family of Ethernet appliances, which provide LAN-based network and application visibility;

•	Launched our suite of Voice over IP (VoIP) assessment and monitoring services;

•	Visual UpTime Select named a finalist for Product of the Year by leading IT publication eWEEK for its 5th Annual Excellence Awards;

•	NTT America announced a global MPLS IP-VPN network management service incorporating Visual UpTime Select;

•	SBC formally announced Visual UpTime Select is being incorporated into its new PNM WAN View managed service;

•	Presented to 120 Visual Networks’ current and prospective customers at nine Visual UpTime Select roadshow events.

Broadcast of First Quarter Results
Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Thursday April 21, 2005 at 4:45 p.m. (EDT). To participate in the teleconference, please dial 617.224.4325, passcode 12049111. A live web cast of the call will also be available at http://www.visualnetworks.com/news.

For those unable to listen to the live call, a replay will be available from 6:45 PM EDT on April 21, 2005 until 6:45 PM EDT on April 23, 2005 by dialing 617.801.6888 and entering passcode 68414305. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.

About Visual Networks
Visual Networks, Inc. (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery and performance of key applications such as Voice over IP (VoIP) across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth across the network, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Note to Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels, the potential repayment of the Company’s outstanding debentures, rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the
	Three Months Ended
	March 31,
	2004	2005
Revenue	$11,841	$9,564
Cost of revenue	3,323	3,399

Gross profit	8,518	6,165

Operating expenses:
Research and development	2,670	2,547
Sales and marketing	3,804	3,667
General and administrative	2,174	2,372

Total operating expenses	8,648	8,586

Income (loss) from operations	(130)	(2,421)
Interest expense, net	(360)	(274)

Net income (loss)	$(490)	$(2,695)

Basic and diluted income (loss) per share	$(0.01)	$(0.08)

Visual Networks, Inc.

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	March 31,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$11,317	$10,799
Accounts receivable, net	9,335	6,356
Inventory	3,822	4,024
Other current assets	940	1,075

Total current assets	25,414	22,254
Property and equipment, net	2,001	1,877

Total assets	$27,415	$24,131

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued expenses	$9,341	$7,870
Convertible debentures, net of unamortized debt discount	8,163	8,331
Deferred revenue	3,388	2,924

Total current liabilities	20,892	19,125
Stockholders’ equity	6,523	5,006

Total liabilities and stockholders’ equity	$27,415	$24,131

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statements
(in thousands)
(unaudited)

	For the
	Three Months Ended
	March 31,
	2004	2005
Cash Flows from Operating Activities:
Net income (loss)	$(490)	$(2,695)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	422	336
Bad debt expense	76	(96)
Non-cash compensation expense	88	33
Non-cash interest expense	254	218
Changes in assets and liabilities:
Accounts receivable	(356)	3,075
Inventory	523	(202)
Other assets	(412)	(186)
Accounts payable and accrued expenses	(748)	(1,471)
Deferred revenue	617	(464)

Net cash used in operating activities	(26)	(1,452)

Cash Flows from Investing Activities:
Net sales of short term investments	1,002	—
Expenditures for property and equipment	(258)	(212)

Net cash provided by investing activities	744	(212)

Cash Flows from Financing Activities:
Exercise of stock options and employee stock purchase plan	358	1,146

Net cash provided by financing activities	358	1,146

Net increase (decrease) in Cash and Cash Equivalents	1,076	(518)
Cash and Cash Equivalents, Beginning of Period	15,671	11,317

Cash and Cash Equivalents, End of Period	$16,747	$10,799

Visual Networks, Inc.

Additional Financial Information

     The following presents additional financial information about Visual Networks for the three months ended June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, respectively (dollars in thousands).

	6/30/04	9/30/04	12/31/04	3/31/05
Days Sales Outstanding Calculation:

Days sales outstanding (“DSOs”’) are calculated as follows:

Accounts Receivable	$4,636	$6,632	$9,335	$6,356

Quarterly sales/Days in quarter	$12,823/91	$13,817/92	$14,161/92	$9,564/90

Days sales outstanding	32.9	44.2	60.6	59.8

Inventory Turns Calculation:

Inventory turns are calculated as follows:

Days in year	366	366	366	365

Inventory/(Quarterly COGS/Days in quarter)	$2,005/($4,002/91)	$3,157/($4,284/92)	$3,822/($4,271/92)	$4,024/($3,399/90)

Inventory turns	8.0	5.4	4.4	3.4

Employees:

Research and development	53	56	57	57
Sales and marketing	64	65	62	68
Manufacturing and customer service	10	11	12	11
General and administrative	27	31	28	27

Total Employees	154	163	159	163

Revenue:
Uptime:
Classic	$9,588	$8,089	$1,931	$883
Select	2,440	5,321	11,353	8,338
IP Insight	741	407	857	338
Royalties	54	—	20	5

Total	$12,823	$13,817	$14,161	$9,564

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, respectively (in thousands, except per share data).

	6/30/04	9/30/04	12/31/04	3/31/05
Common stock outstanding	33,232	33,320	33,982	34,474

Weighted average share calculations:
Basic weighted average shares outstanding	33,185	33,283	33,546	34,241

Effect of dilutive securities:
Employee stock options	—	1,842	2,441	—
Diluted weighted average shares outstanding	33,185	35,125	35,987	34,241

Net income (loss)	$(414)	$246	$673	$(2,695)

Basic and diluted income (loss) per share	$(0.01)	$0.01	$0.02	$(0.08)